Exhibit 17.2

July 7, 2021

To:

ScoutCam Inc. (the “Company”)

Re: Response Letter to Form 8-K

I have reviewed the Company’s 8-K concerning my resignation and have no comment.

Sincerely yours,

/s/ Issac Silberman